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                                                                     EXHIBIT 10A

                                                                    May 15, 1997


                                    MINUTES
                                       OF
                                 ANNUAL MEETING
                                       OF
                                  SHAREHOLDERS

          The Annual Meeting of Shareholders of the Corporation was held at the Radisson Plaza Hotel, Minneapolis, Minnesota, on May 15, 1997. A Notice of Annual Meeting and Proxy Statement were mailed on or about April 8, 1997 to each shareholder of record on March 24, 1997.

          Thomas G. Hudson, President, Chief Executive Officer and Director of the Corporation, convened the meeting at 10:00 a.m. Mr. Hudson began the meeting by introducing the other directors present, Erwin A. Kelen, Lawrence Perlman, and John A. Rollwagen, and the executive officers of the Corporation. Mr. Hudson also introduced Mark Goodburn, a partner of KPMG Peat Marwick, the Corporation's independent auditor, and stated that Mr. Goodburn would be available to answer questions at the conclusion of the meeting. Mr. Hudson reported that a majority of the outstanding shares of Common Stock on March 24, 1997, the record date for the meeting, were represented by proxy and, accordingly, a quorum was present. Mr. Hudson indicated that the minutes from the previous Annual Meeting of Shareholders were available for inspection and appointed Jeffrey A. Bertelsen and Suzanne M. Nelson as inspectors for the purpose of counting ballots.

          Mr. Hudson first addressed the election of directors for the coming year and indicated that each of Messrs. Hudson, Kelen, Perlman, and Rollwagen were standing for re-election. Mr. Hudson asked if there were any other nominations and, there being none, the nominations were closed. Mr. Hudson then stated that the remaining three items on the agenda, as set forth in the Notice and discussed in the Proxy Statement, were:

          (i) to approve the proposed amendment to the 1992 Stock Award Plan to increase the number of shares authorized for issuance thereunder from 4,350,000 to 5,400,000;

          (ii) to approve the proposed amendment to the 1992 Employee Stock Purchase Plan to increase the number of shares authorized for issuance thereunder from 450,000 to 500,000 and to modify the definition of "affiliate" as used in the Plan to allow the Board of Directors discretion in determining which affiliates of the Company (and, therefore, their employees) will be eligible to participate in the Plan;
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                                                                    May 15, 1997


          (iii) to ratify and approve the appointment of KPMG Peat Marwick as independent auditors for the year ending December 31, 1997.

          Mr. Hudson opened the meeting for questions on the proposals and, there being none, requested shareholders desiring to vote in person to provide their ballots to the inspectors of election and directed the inspectors to tabulate the votes.

          Mr. Hudson then explained that over 68% of the shares voted had voted in favor of each item on the agenda. As no one voted in person, Mr. Hudson declared that each item had passed and, there being no further business to come before the meeting, Mr. Hudson adjourned the meeting.

                                 Respectfully submitted,


                                 /s/  Jeffrey A. Bertelsen
                                 -------------------------
                                 Jeffrey A. Bertelsen,
                                 Assistant Secretary

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